CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxx) pertaining to the Orion Network Systems, Inc. Non-Employee Director Stock Option Plan of our report dated February 9, 1996, with respect to the consolidated financial statements of Orion Network Systems, Inc., a Delaware corporation that is now known as Orion Oldco Services, Inc. ("Orion Oldco"), included in Orion Oldco's Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                                         ERNST & YOUNG LLP


Washington, D.C.
March 24, 1997